EXHIBIT 11.1


COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.

---------------------------------------- -------------------------------- -----------------------------------
                                                                           Weighted average number of basic
   Summary from unaudited financial        Basic and diluted loss per      and diluted common stock shares
              statements                          common share                       outstanding
---------------------------------------- -------------------------------- -----------------------------------
Three months ended 6/30/2004                      $    -                             598,621,411
---------------------------------------- -------------------------------- -----------------------------------
Three months ended 6/30/2003                      $    -                             569,497,214
---------------------------------------- -------------------------------- -----------------------------------
Nine months ended 6/30/2004                       $    -                             592,328,685
---------------------------------------- -------------------------------- -----------------------------------
Nine months ended 6/30/2003                       $    -                             561,915,485
---------------------------------------- -------------------------------- -----------------------------------